                                                                  Exhibit 10.17c

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS THIRD AMENDMENT (this "Amendment") is made as of this 15th day of April, 2002 to that certain EMPLOYMENT AGREEMENT, dated as of November 30, 1999 (as heretofore amended, the "Employment Agreement"), by and between ROBERT HENSLEY ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement as follows:

          1. Subject to earlier termination otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be January 31, 2004.

          2. Effective March 3, 2002, Employee's Base Salary shall be $275,000.

          Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:   /s/                                         /s/
     ------------------------------              ------------------------------
     Robert N. Wildrick,                         ROBERT HENSLEY
     Chief Executive Officer